NASDAQ: CFB | October 20th, 2020

FORWARD-LOOKING STATEMENTS. The financial results in this presentation reflect preliminary, unaudited results, which are not final until the Company’s Quarterly Report on Form 10-Q is filed. This presentation and oral statements made during this meeting contain forward-looking statements. These forward- looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "strive," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: risks relating to the COVID-19 pandemic; risks related to general business and economic conditions and any regulatory responses to such conditions; our ability to effectively execute our growth strategy and manage our growth, including identifying and consummating suitable mergers and acquisitions; the geographic concentration of our markets; fluctuation of the fair value of our investment securities due to factors outside our control; our ability to successfully manage our credit risk and the sufficiency of our allowance; regulatory restrictions on our ability to grow due to our concentration in commercial real estate lending; our ability to attract, hire and retain qualified management personnel; interest rate fluctuations; our ability to raise or maintain sufficient capital; competition from banks, credit unions and other financial services providers; the effectiveness of our risk management framework in mitigating risks and losses; our ability to maintain effective internal control over financial reporting; our ability to keep pace with technological changes; system failures and interruptions, cyber-attacks and security breaches; employee error, fraudulent activity by employees or clients and inaccurate or incomplete information about our clients and counterparties; our ability to maintain our reputation; costs and effects of litigation, investigations or similar matters; risk exposure from transactions with financial counterparties; severe weather, acts of god, acts of war or terrorism; compliance with governmental and regulatory requirements; changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters; compliance with requirements associated with being a public company; level of coverage of our business by securities analysts; and future equity issuances. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward- looking statement, whether as a result of new information, future developments or otherwise, except as required by law. NON-GAAP FINANCIAL INFORMATION. This presentation contains certain non-GAAP measures. These non-GAAP measures, as calculated by CrossFirst, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP measures are not measures of financial performance or liquidity under GAAP and should not be considered alternatives to the Company's other financial information determined under GAAP. See reconciliations of certain non-GAAP measures included at the end of this presentation. MARKET AND INDUSTRY DATA. This presentation references certain market, industry and demographic data, forecasts and other statistical information. We have obtained this data, forecasts and information from various independent, third party industry sources and publications. Nothing in the data, forecasts or information used or derived from third party sources should be construed as advice. Some data and other information are also based on our good faith estimates, which are derived from our review of industry publications and surveys and independent sources. We believe that these sources and estimates are reliable but have not independently verified them. Statements as to our market position are based on market data currently available to us. Although we are not aware of any misstatements regarding the economic, employment, industry and other market data presented herein, these estimates involve inherent risks and uncertainties and are based on assumptions that are subject to change. 2

CROSSFIRST BANKSHARES, INC.

EXPERIENCED MANAGEMENT TEAM



Mike Maddox – President, CEO and Director of CrossFirst

- Joined CrossFirst in 2008 after serving as Kansas City regional president for Intrust Bank
- Practicing lawyer for more than six years before joining Intrust Bank
- Graduate School of Banking at the University of Wisconsin – Madison
- Appointed to CEO June 1, 2020 after 12 years of service



David O'Toole – CFO, Chief Investment Officer and Director of CrossFirst

- More than 40 years of experience in banking, accounting, valuation and investment banking
- Founding shareholder and director of CrossFirst Bank and became CFO in 2008
- Co-founder and managing partner of a national bank consulting and accounting firm
- Served on numerous boards of directors of banks and private companies, including the Continental Airlines, Inc. travel agency advisory board



Randy Rapp – Chief Credit Officer of CrossFirst Bank

- More than 30 years of experience in banking, primarily as a credit analyst, commercial relationship manager and credit officer
- Joined CrossFirst in April 2019 after serving as Executive Vice President and Chief Credit Officer of Texas Capital Bank, National Association from May 2015 until March 2019
- Mr. Rapp joined Texas Capital Bank in 2000



Matt Needham – Managing Director of Strategy and Investor Relations of CrossFirst

- More than 15 years experience in banking, strategy, accounting and investment banking, five with CrossFirst
- Deep experience in capital markets including valuation, mergers, acquisitions and divestitures
- Provided assurance and advisory services with Ernst & Young
- Former Deputy Bank Commissioner in Kansas and has served on several bank boards
- MBA Wake Forest University, obtained CFA designation and CPA, Graduate School of Banking at the University of Colorado

Other Senior Executives

Aisha Reynolds
General Counsel of CrossFirst and CrossFirst Bank
13+ years of experience
Joined CrossFirst in 2018

Steve Peterson
Chief Banking Officer of CrossFirst
21+ years of experience
Joined CrossFirst in 2011

George Jones
Vice Chairman of CrossFirst
40+ years of experience
Joined CrossFirst in 2016

Tom Robinson
Chief Risk Officer of CrossFirst
35+ years of banking experience
Joined CrossFirst in 2011

Amy Fauss
Chief Operating Officer of CrossFirst Bank
28+ years of banking experience
Joined CrossFirst in 2009

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• $5.5 billion(1) asset banking operation founded in 2007 • Branch-lite structure operating 8 branches in key markets (2) along the I-35 corridor (1) (1) • 3rd largest bank headquartered in the Kansas City MSA (1) (1) • High-growth commercial banking franchise with 332 full time equivalent employees(1) (1) (1) • High quality people, strong culture & relationship-oriented business model • Serving businesses, business owners, professionals and their personal networks • Core focus on improving profitability & operating (Number of Locations) efficiency Financial Performance For Nine Months Ended 9/30/20 (2) Balance Sheet Performance (Year-to-Date) Asset Quality Metrics Assets: $5,506 ROAA: 0.11% NPAs / Assets: 1.49% Gross Loans:(3) $4,478 ROACE: 0.98% NCOs / Avg. Loans:(4) 0.84% Deposits: $4,493 Efficiency Ratio: 59.44% Reserves / Loans: 1.70% CET 1 Capital: 11.95% NIM(FTE):(4) 3.13% Reserves / NPLs: 95% Total Risk-Based Capital: 13.23% Net Income: $4.5 Classified Loans / Capital + ALLL 43.2% (1) As of September 30, 2020. (2) Dollars are in millions. 4 (3) Net of unearned income (4) YTD Interim Periods Annualized

✓ Reported Q3 2020 net income of $8.0 million with lower levels of provision compared to each quarter in the first half of 2020 ✓ Pre-tax, pre-provision net income year-to-date of $51.3 million, an increase of Financial 14% from the same period in 2019 Performance ✓ Achieved an efficiency ratio of 53% for the third quarter of 2020 and a non-GAAP core efficiency ratio of 52% after adjusting for nonrecurring or non-core items ✓ Book value per share of $11.84 at September 30, 2020, compared to $11.59 at September 30, 2019 ✓ $5.5 billion of assets; 18% increase over the last twelve months ✓ Grew loans by $64 million from the previous quarter and $854 million or 23% Balance over the last twelve months, including $369 million in PPP loans Sheet ✓ Grew deposits by $188 million from the previous quarter and $834 million or 23% over the last twelve months ✓ Significant decrease in modified loans ✓ Optimized staffing levels Strategic ✓ Opened Frisco, TX location and relocated Kansas City, MO location to a more prominent office space Initiatives ✓ Board of Directors approved a $20 million program to repurchase shares of CrossFirst Bankshares common stock 5

COVID-19 OPERATING UPDATE

CROSSFIRST BANKSHARES, INC.

1. **Comprehensive COVID-19 response plan** to support our clients, employees, and communities
2. **Strong capital position and liquidity** provides CrossFirst with financial flexibility to give customers relief and continue to invest for the long term in the business
3. **Closely monitoring and engaging clients** to mitigate risks and impact from COVID-19 especially customer modifications & energy portfolio; modifications declined 55% in third quarter 2020 compared to second quarter 2020
4. **Branch-lite business model and technology strategy** provides CrossFirst an advantage for strong business continuity through the pandemic
5. **Continued prudent management** of expenses, staffing levels, and other discretionary spend; optimized staffing levels in third quarter 2020
6. **Strong reserve build** of total loan loss reserves / loans of 1.70% including an additional quarterly provision of $10.9 million
7. **Stress testing** of capital and credit scenarios show CrossFirst as well capitalized under several extreme scenarios
8. **Return to work planning** remains flexible with safety of employees, clients and other stakeholders as the highest priority
9. **Positioned for long term growth**

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Commentary SBA / PPP Applications Forgiveness Existing Customers New Customers Totals Requests • CFB is a strong supporter of # of Applications 891 303 1,194 64 local businesses and Approved communities we serve $ Loans Funded (1) $290 $79 $369 $49 • Weighted average fee rate of approximately 2.7% Loans Approved by Industry • Management is working to (Based on $ Funded) PPP Loan Stratification expedite the forgiveness Other Services & Construction Business Support 10% $ % process of the PPP loans 17% Medical/ Healthcare PPP # of Loans SBA Anticipated Hotel & 16% Loans of Loans Held(1) Fee $ Fees(1) • Anticipate roughly half of the Restaurant 12% fees to be recognized in 2020 < $150,000 771 $35 5% $1.7 and the remainder in the first Professional half of 2021 Other Small Businesses Services 26% 19% $150,000 - 189 $44 5% $2.2 • Recognized $3.2 million of $350,000 fees year-to-date Loans Approved by Market (Based on $ Funded) Dallas $350,000 - 12% Kansas 197 $153 3% $4.6 City $2,000,000 53% Wichita 17% $2,000,000+ 37 $137 1% $1.4 Tulsa & Energy 11% Oklahoma City 7% Total 1,194 $369 $9.9 Note: Information as of Sept 30, 2020 7 (1) Dollars in millions

Commentary Yield on Loans and Cost of Total Deposits Q3 2020 net interest margin 6% 5.64% ▪ 5.34% 5.52% decreased 21 basis points to 2.98% 5.01% 4.89% 4.62% 4.60% largely due to the interest rate 4.36% environment, low PPP loan yields, 4% and a large C&I loan moving to nonaccrual as it was being 1.89% 1.96% restructured 2% 1.44% 0.88% 0.91% 0.87% 0.99% 0.96% ▪ Company continued to shorten the duration of deposits and move 0% deposit costs down to capture 2014 2015 2016 2017 2018 2019 YTD 2019 YTD 2020 economics associated with FOMC Yield on Loans Cost of Total Deposits rate cuts Net Interest Margin – Fully Tax Equivalent ▪ Loan to deposit ratio decreased from 102.5 in Q2 2020 to 99.7 in Q3 4% 2020 3.40% 3.40% 3.39% 3.27% 3.31% 3.35% 3.24% 3.13% ▪ Company executed a deleveraging 3% transaction with FHLB borrowing and will consider more in Q4 2020 2% 1% 0% 2014 2015 2016 2017 2018 2019 YTD YTD 2019 2020 8

Investment Portfolio Breakout as of September 30, 2020(1) Q3 2020 Commentary ▪ At the end of Q3 2020, the portfolio’s duration was approximately 4.2 years and the Municipal - fully taxable equivalent (FTE) yield MBS (Fixed) Tax- Exempt 19.4% 67.1% for Q3 2020 declined to 2.93% Total: ~$652 (1) ▪ $11 million of bonds were sold million due to COVID-19 credit risk review, netting $1 million in realized profits CMO (Fixed) 11.2% ▪ The marketable securities Other Municipal - Taxable 0.5% portfolio has unrealized gains of 1.8% approximately $34 million as of September 30, 2020 Average Yield on Securities – Fully Tax Equivalent 5% ▪ Portfolio primarily comprised of 3.85% low risk, investment grade 4% 3.69% 3.72% 3.63% 3.62% securities 3.35% 3.40% 3.08% 3% 2% 1% 0% 2014 2015 2016 2017 2018 2019 YTD 2019 YTD 2020 9 (1) Based on approximate fair value.

Operating Revenue(1) Commentary $180 YTD ‘19 – YTD ‘20 ▪ Historically, our balance sheet $150.2 Growth: 15.1% growth, combined with a $160 $140 $127.5 relatively stable net interest $116.5 margin, has enabled robust $120 $110.8 $100 operating revenue growth $78.5 $80 $57.5 $60 $44.6 ▪ Core earnings power of the $40 $33.0 Company continues to increase $20 $0 ▪ Pretax, pre-provision profit(2) continues to grow and includes a non-cash charge of $7.4 million for goodwill impairment in Q2 2020; Record $20.4 Earnings Performance million in Q3 2020 $70 $62.5 ▪ Year-to-date net income $60 $51.3 improved after lower $50 $45.0 provisioning in Q3 2020 $40 $30.7 $28.5 $29.2 $30 $16.9 $19.6 $20 $14.1 $16.4 $10.3 $8.4 $7.5 $10 $4.1 $5.8 $4.5 $0 (2) Note: Dollars in charts are in millions. Net Income Pretax, Pre-Provision Profit (1) Defined as net-interest income + non-interest income. (2) Represents a Non-GAAP financial measure, see Non-GAAP reconciliation slides at the end of the presentation for more detail. In 10 addition, pre-tax net profits may also be found presented in the supplemental information

Slowing Non-interest Expense Growth $100 $100 $86 $88 $90 $90 $76 $80 $80 $7 $66 $70 $70 $62 $9 $9 $60 $60 $4 $5 $2 $3 $50 $50 $41 $8 $9 $40 $40 $31 $30 $30 $20 $43 $43 $20 $10 $10 $- $- 2015 2016 2017 2018 2019 YTD 2019 YTD 2020 Salaries & Benefits Occupancy Exp. & Professional Fees FDIC Premiums Data Processing, Software & Comm. Advertising & Other Exp. Goodwill Impairment Assets per Employee FTE Lowering Expenses $50.0 2.50% 800 $16.6 $18.0 2.21% $45.0 700 $13.8 $16.0 $40.0 1.82% 1.81% 1.80% 2.00% $14.0 1.67% 600 $11.6 $35.0 $31.0 $10.8 $10.5 $12.0 500 $9.7 $30.0 1.50% $10.0 $25.0 $21.9 $22.2 $23.0 400 353 357 332 $21.2 305 $8.0 $20.0 1.00% 300 203 $6.0 $15.0 200 146 $4.0 $10.0 0.50% 100 $2.0 $5.0 0 $0.0 $0.0 0.00% 2015 2016 2017 2018 2019 Q3 2020 Q3 2019 Q4 2019 Q1 2020 Q2 2020(1) Q3 2020 Employees Assets/Employee(FTE) Non-interest Expense Non-interest expense / Average Assets 11 Dollars are in millions and amounts shown are as of the end of the period. YTD is as of 9/30/20; interim periods are annualized (1) Includes $7.4mm Goodwill Impairment.

Commentary Return on Average Assets / Non-GAAP ROAA(1) ▪ CrossFirst’s branch-lite model is 1.00% 0.89% 0.86% efficient and scalable 0.90% ▪ Core efficiency performance is 0.80% 0.70% 0.63% trending down consistent with 0.56% 0.56% 0.60% 0.53% management’s initiatives 0.50% 0.41% ▪ $7.4 million goodwill impairment in Q2 0.40% 0.30% 0.24% 2020 impacted YTD ROAA and 0.30% Efficiency Ratios 0.20% 0.11% 0.10% ▪ Quarterly ROAA significantly impacted 0.00% 2014 2015 2016 2017 2018 2019 YTD 2019 Non-GAAP YTD YTD 2020 Non-GAAP YTD by COVID-19 with provisioning in 2020 2019 2020 (1) Pre-tax, pre-provision ROAA improving Efficiency Ratio / Non-GAAP Core Efficiency Ratio (FTE)(1) despite inflated balance sheet 100% from $369MM PPP loans 90% 79.10% 80% 74.68% 73.64% 2.00% 68.48% 70.64% 1.53% 70% 1.44% 1.46% 1.48% 58.37% 59.36% 58.16% 59.44% 1.50% 60% 53.14% 0.89% 0.94% 50% 1.00% 0.58% 40% 0.50% 0.31% 30% 0.00% 20% (0.06%) 10% -0.50% (0.54%) 0% 2014 2015 2016 2017 2018 2019 YTD 2019 Non-GAAP YTD YTD 2020 Non-GAAP YTD -1.00% Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 2019 2020 (1) ROAA PTPP ROAA 12 (1) Represents a non-GAAP financial measure, see non-GAAP reconciliation slides in the supplemental information for more detail

Nonperforming Assets / Assets Commentary on NPA’s 2.0% ▪ Increase in NPAs for the quarter primarily from migration of one 1.49% Energy credit and one C&I credit 1.5% temporarily moved due to restructuring 0.97% 0.97% 1.0% ▪ 60% of the nonperforming asset 0.74% balance at Q3 2020 relates to 0.59% Energy and the C&I credit being 0.5% 0.43% restructured 0.27% 0.20% 0.18% 0.08% 0.0% 2014 2015 2016 2017 2018 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Commentary on Charge-Offs ▪ $6.0 million in net charge-offs for Q3 2020 from C&I loans Net Charge-Offs / Average Loans(1) ▪ $1.3 million in net charge-offs for Q2 2.1% 2.00% 2020; includes a $1 million charge- 1.8% off to an Energy loan ▪ $19.4 million in net charge-offs for 1.5% Q1 2020, mostly attributed to the 1.2% $17.9 million previously disclosed NPA 0.9% 0.58% 0.54% ▪ In Q4 2019, $5.5 million of net 0.6% 0.44% charge-offs, included a $5 million 0.31% partial charge-off of the previously 0.3% 0.11% 0.07% 0.12% disclosed loan 0.02% 0.04% 0.0% 2014 2015 2016 2017 2018 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 13 (1) Ratio is annualized.

Loan Modifications by Type (As of June 30, 2020) Migration of Credit by Risk Weighting (in $millions) $5,000 16% $4,493 $4,500 $4,429 $237 $300 $4,011 $177 37% $4,000 $3,862 $105 $170 Loan $87 $3,476 $3,639 $79 Modifications: $3,500 $85 $48 $88 $48 $709 million $57 24% $3,000 $2,500 6% $2,000 $4,022 $4,016 17% $3,827 $3,506 $3,727 $1,500 $3,331 Interest Only - 90 Days Interest Only - 90+ Days Payment Deferral - 90+ Days Payment Deferral - 90 Days $1,000 Other $500 Loan Modifications by Type $0 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 (As of September 30, 2020) % Substandard & Doubtful 3% 2% 2% 3% 5% 7% 26% Pass Special Mention Substandard & Doubtful 33% Loan ~89% of modifications remained in Pass risk rating Modifications: ➢ $318 million ➢ Portfolio increase from Pass to Special Mention and Substandard & 10% Doubtful Risk Weightings primarily due to Energy and C&I 10% 21% 14 Interest Only - 90 Days Interest Only - 90+ Days Payment Deferral - 90+ Days Payment Deferral - 90 Days 14 Other

(in $ millions) $709 First Modifications $133 Second Modifications $318 Loan Deferrals Remain as of June 30, 2020 During Q3 2020 as of Sept 30, 2020 Focus Industries - $456 Focus Industries - $98 Focus Industries - $192 Hotel CRE $114 Hotel CRE $54 Hotel CRE $96 Recreation C&I $80 Recreation C&I $14 Recreation C&I $21 Retail CRE $77 Retail CRE $0 Retail CRE $1 Health Care C&I $53 Health Care C&I $0 Health Care C&I $0 Restaurant C&I $34 Restaurant C&I $9 Restaurant C&I $12 Medical & Sr. Living CRE $41 Medical & Sr. Living CRE $19 Medical & Sr. Living CRE $19 Energy $30 Energy $2 Energy $35* Office CRE $27 Office CRE $0 Office CRE $8 Other $253 Other $35 Other $126 $0 $200 $400 $0 $200 $400 First Modification$0 Second$200 Modification $400 Gross Loan Portfolio Gross Loan Portfolio Remaining Loan Deferrals as of June 30, 2020 as of Sept 30, 2020 as of Sept 30, 2020 First Modification First Second Unmodified 5% First Modification Unmodified Modification Loans Loans Modification 17% *42% 83% 92% Second 58% Modification 3% 15 Note: Identified at-risk industries in supplemental materials and gross loan values exclude PPP loans * Energy portfolio experienced a $3 million increase in first modifications in Q2 2020 15

Recent Credit Quality Allowance for Loan Losses / Total Loans Classified Loans / (Total Capital + LLR) & ALL Trends 1.70% $90 1.61% $400 100.0% ▪ Increase in classified assets primarily 95.0% 1.48% $76.0 90.0% from Energy portfolio and one C&I $80 $350 $71.2 85.0% 1.29% 80.0% loan $70 $299.9 1.18% $300 75.0% 70.0% ▪ Energy portfolio reserves increased $60 $56.9 $51.5 $250 $237.1 65.0% 0.6% to 5.1% at end of Q3 2020 60.0% compared to Q2 2020 $50 $43.0 55.0% $200 50.0% $40 43.2% 45.0% ▪ Provision for loan loss of $10.9 million 40.0% $150 for Q3 2020; 1.84% ALLL / Loans, $30 34.9% 35.0% $104.5 30.0% $85.2 $86.9 excluding PPP loans $100 25.0% $20 20.0% 15.8% 15.0% ▪ The Company has not adopted CECL $50 13.2% 13.2% $10 10.0% at this time and continues to run 5.0% 0.0% parallel scenarios to assess impact on $0 0.00% $0 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q3 Q4 Q1 Q2 Q3 the ALLL and capital 2019 2019 2020 2020 2020 Capital Ratios 20% Capital Analysis 12.93% 12.22% 12.10% 12.01% 11.97% ▪ The Company continues to remain 15% 13.90% 12.91% 13.43% 13.17% 13.27% 13.23% well capitalized with strong liquidity 12.20% 12.08% 11.99% 11.95% ▪ Unfunded commitments totaled $1.4 10% billion as of the end of Q3 2020, 45% of which are commitments to fund C&I loans and 39% to commercial 5% construction loans 0% Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Common Equity Tier 1 Tier 1 Risk Based Total Risk-Based Capital Dollar amounts are in millions. 16

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Industry Total Exposure (1) % of Gross Loans(1) Energy Oil (excludes Natural Gas) $246 6.0% Retail Commercial Real Estate $187 4.5% Hotel & Lodging $171 4.1% Healthcare C&I $112 2.7% Entertainment & Recreation(2) $106 2.6% Restaurant(3) $76 1.8% Industry categories selected based on the following criteria: • Increased volatility from higher oil inventory, lower oil consumption, and geopolitical risks • Implementation of travel, entertainment, and restaurant restrictions • Cancellation of all events and large gatherings • Cessation of revenue due to business being considered “nonessential” (1) Loan values recorded on balance sheet in millions as of September 30, 2020; excludes PPP loans (2) Includes Native American Gaming, Parking Lots and Garages (3) Restaurant information includes both C&I and CRE exposure 18

Energy Portfolio Dynamics Energy by Composition 9/30/2020 ($ in millions) # % Unfunded Average Avg % ▪ Typically only lend as a senior secured Outstanding Loans Total Commitments Size Hedged(1) lender in single bank transactions and as a cash flow lender Oil 40 $246 64% $5 $6 39% Natural ▪ Exploration & Production lending only 14 $138 36% $9 $10 50% on proven and producing reserves Gas Other 3 $0 0% $35 $0 0% ▪ CrossFirst typically does not lend to Sources shale, oil field services, or midstream energy companies Total 57 $384 100% $49 $7 43% (1) ▪ Collateral base is predominately comprised of properties with sufficient production history to establish reliable Energy Loans by Risk Rating ($ in millions) production trends; long-life assets $450.00 39% of the Oil portfolio is hedged for $409 ▪ $7 $399 $390 $384 the next 12 months at $48.25 / $400.00 $9 $15 $13 barrel(1) $350.00 $108 $300.00 $138 ▪ 50% of the Natural Gas portfolio is $250.00 $72 $59 hedged for the next 12 months at $200.00 $393 $371 $2.33 / MMBtu(1) $150.00 $100.00 $210 $187 $50.00 $0.00 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Pass Special Mention Substandard & Doubtful $19.5 million of Reserves are allocated to Energy, representing 5.1% of the total energy portfolio Data as of 9/30/20 (1) Weighted Average 19

Loan Mix by Type ($4.4bn) (1) C&I Loan Breakdown by Type ($1.3bn) Motor Vehicle & Professional & Parts Dealers Technical Services 4% 4% Credit Owner Occupied Engineering & Related Financial Real Estate Other Contracting Restaurants SBA PPP Activities Aircraft Management 6% 1% 6% 5% 8% 4% 5% 3% Residential Real Commercial & Misc. Financial Estate Industrial Rental & Leasing Vehicles 8% 29% Services 2% Energy 3% 9% Education Security Services 2% 5% Other Business Loans to 18% Construction & Individuals Land 7% Development Manufacturing 8% 13% Commercial Real Recreation Health Care Estate 7% Real Estate 9% 26% Activity 8% CRE Loan Portfolio by Segment ($1.7bn)(2) CRE Loans by Geography ($1.7bn)(2) TX Retail 45% 11% Multi-Family Office 12% 23% KS Land Industrial 11% Development (excludes Self- 3% Storage) Self Storage 10% 3% Remaining C-Store States OK 2% 1-4 Family Res 13% 12% Medical Construction WA FL MO 3% Other Senior Living Hotel 9% 2% AZ CO 2% 8% 3% 7% 10% 2% 5% Raw Land 4% Note: Data as of September 30, 2020. 20 (1) Shown as a percentage of loan portfolio, net of unearned income (2) CRE as defined by regulators (including construction and development)

Gross Loans (Net of Unearned Income) Commentary ▪ Historically, loan growth has been $5,000 $4,478 primarily organic and very strong $3,852 $4,000 $3,630 ▪ Loan growth, excluding PPP loans, $3,061 was 1.6% compared to the previous $3,000 quarter $1,996 $2,000 $1,297 ▪ Diversification remains a core tenet $993 $1,000 $785 ▪ Loan yields have trended downward due to the declining rate $0 environment and been impacted 2014 2015 2016 2017 2018 2019 Q3 2019 Q3 2020 from credit challenges ▪ Purchased loan participations totaled $105 million and a combination of Gross Loans by Type shared national credits and $4,700 $4,429 $4,493 Q3 2020 Gross Loan Composition $4,011 syndications purchased totaled $346 $4,200 $3,862 $369 $369 $43 $46 $47 million as of September 30, 2020 $3,639 $45 $3,700 $618 $44 $399 $504 $536 Residential $365 Real Estate Consumer $3,200 Construction & ▪ Generally, we only buy portions $628 $625 $662 $588 14% 1% $528 Land of syndicated loans with $2,700 Development Commercial & borrowers with whom we could 13% $2,200 $993 $1,024 $1,085 $1,141 $1,196 Industrial lead the next lending 29% opportunity $1,700 $396 $409 $399 $390 $384 $1,200 SBA/ ▪ Loan participations sold of PPP $700 $1,313 $1,357 $1,355 $298 million and $165 million $1,285 $1,291 8% Energy $200 9% of syndications sold as of Commercial Real September 30, 2020 -$300 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Estate 26% Loan 5.53% 5.21% 4.98% 4.28% 3.90% Yield Commercial & Industrial Energy Commercial Real Estate Construction & Land Development Residential Real Estate Consumer SBA/ PPP 21 Dollars in charts are in millions. Amounts shown are as of the end of the period.

ALLL / 1.84% Gross Loans 1.48% Adjustments to ALLL (excludes PPP) $80 $3 $0 $76 $1 $1 $5 $70 $10 $4 $60 $57 $18 $0 $3 $15 $50 $3 $8 -$24 $40 $7 $16 $20 -$1 $30 -$2 $20 $36 $28 $10 $0 Dec-19 Net Charge-Offs C&I Energy CRE Construction & Residential RE Consumer Sep-20 Land Commercial & Industrial Energy Commercial Real Estate Construction & Land Development Residential Real Estate Consumer & Line of Credit 22 Note: As of end of period Dollars in millions

Commentary Total Deposits $5,000 $4,493 ▪ CrossFirst has generated $4,500 $3,924 significant growth in core $4,000 $3,658 deposits and maintained $3,500 $3,208 $3,000 wholesale funding to support $2,303 the PPP and securities portfolio $2,500 $2,000 $1,694 $1,295 $1,500 ▪ Company continued to shorten $962 time deposit portfolio which $1,000 typically lags in a declining rate $500 environment $0 2014 2015 2016 2017 2018 2019 Q3 2019 Q3 2020 ▪ Growth continues to come from higher yielding money market Deposit Mix by Type accounts $5,000 $4,493 $4,500 $4,304 Q3 2020 Deposit Composition ▪ Linked quarter increase in $3,973 $4,000 $3,924 $750 transaction deposits due to $3,658 $745 $3,500 $710 $724 $391 utilization of insured cash $753 $416 Time Deposits Time Deposits sweep product $3,000 $530 $379 < $100,000 ≥ $100,000 $469 9% 17% $2,500 $2,090 $1,994 $2,000 $1,765 $1,903 DDA $1,500 $1,776 17% $1,000 $508 $538 $399 $259 Savings $500 $146 $514 $522 $567 $750 $754 & MMA $0 46% Transaction Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Deposits Cost of 11% 1.94% 1.70% 1.46% 0.79% 0.67% Deposits Non-interest bearing deposits Transaction Deposits Savings & MMA Time Deposits < $100,000 Time Deposits ≥ $100,000 23 Dollars are in millions and amounts shown are as of the end of the period.

HISTORICAL FINANCIAL INFORMATION

CROSSFIRST BANKSHARES, INC.

(Dollars thousands, except per share data)	As of Year or for the Year Ended December 31,					As of or for the Nine Months Ended September 30,	
	2015	2016	2017	2018	2019	2019	2020
Income Statement Data							
Interest income	$54,116	$69,069	$97,816	$156,880	$216,218	$161,038	$153,914
Interest expense	11,849	15,016	22,998	46,512	74,774	56,773	35,202
Net interest income	42,267	54,053	74,818	110,368	141,444	104,265	118,712
Provision for loan losses	5,975	6,500	12,000	13,500	29,900	10,550	45,825
Non-interest income	2,365	3,407	3,679	6,083	8,715	6,529	8,792
Non-interest expense	30,562	40,587	62,089	85,755	87,648	65,763	76,244
Income before taxes	8,095	10,373	4,408	17,196	32,611	34,481	5,435
Income tax expense (benefit)	626	62	(1,441)	(2,394)	4,138	5,308	928
Net income	7,469	10,311	5,849	19,590	28,473	29,173	4,507
Preferred stock dividends	2,066	2,100	2,100	2,100	175	175	0
Net income available to common stockholders	5,403	8,211	3,749	17,490	28,298	28,998	4,507
Non-GAAP core operating income(1)	7,469	10,311	9,716	19,940	27,427	28,127	11,904
Balance Sheet Data							
Cash and cash equivalents	$79,418	$155,972	$130,820	$216,541	$187,320	$128,126	$223,636
Available-for-sale securities	460,542	593,012	703,581	663,678	741,634	733,093	652,146
Gross loans (net of unearned income)	992,726	1,296,886	1,996,029	3,060,747	3,852,244	3,629,792	4,477,809
Allowance for loan losses	(15,526)	(20,786)	(26,091)	(37,826)	(56,896)	(42,995)	(76,035)
Goodwill and other intangibles	8,100	7,998	7,897	7,796	7,694	7,720	227
Total assets	1,574,346	2,133,106	2,961,118	4,107,215	4,931,233	4,651,313	5,505,696
Non-interest-bearing deposits	123,430	198,088	290,906	484,284	521,826	513,832	754,172
Total deposits	1,294,812	1,694,301	2,303,364	3,208,097	3,923,759	3,658,108	4,492,549
Borrowings and repurchase agreements	112,430	216,709	357,837	388,391	373,664	357,614	349,631
Trust preferred securities, net of fair value adj.	792	819	850	884	921	912	952
Preferred Stock, liquidation value	30,000	30,000	30,000	30,000	0	0	0
Total Stockholders' Equity	160,004	214,837	287,147	490,336	601,644	602,435	617,883
Tangible Stockholders' Equity(1)	121,904	176,839	249,250	452,540	593,950	594,715	617,656
Share and Per Share Data:							
Basic earnings per share	$0.29	$0.39	$0.12	$0.48	$0.59	$0.63	$0.09
Diluted earnings per share	0.28	0.39	0.12	0.47	0.58	0.61	0.09
Book value per share	6.61	7.34	8.38	10.21	11.58	11.59	11.84
Tangible book value per share(1)	6.20	7.02	8.12	10.04	11.43	11.44	11.83
Wtd. avg. common shares out. - basic	18,640,678	20,820,784	30,086,530	36,422,612	47,679,184	46,239,021	52,104,372
Wtd. avg. common shares out. - diluted	19,378,290	21,305,874	30,963,424	37,492,567	48,576,135	47,081,727	52,567,591
Shares outstanding at end of period	19,661,718	25,194,872	30,686,256	45,074,322	51,969,203	51,969,203	52,195,778

Historic share counts and per share figures reflect 2:1 stock split effected on 12/21/18.
(1) Represents a non-GAAP financial measure. See Non-GAAP Reconciliation slides at the end of this presentation for additional detail.

24

HISTORICAL FINANCIAL INFORMATION

CROSSFIRST BANKSHARES, INC.

	As of Year or for the Year Ended December 31,					As of or for the Nine Months Ended September 30,	
	2015	2016	2017	2018	2019	2019	2020
Selected Ratios:							
Return on average assets	0.53%	0.56%	0.24%	0.56%	0.63%	0.89%	0.11%
Non-GAAP core operating return on average assets[1]	0.53	0.56	0.40	0.57	0.61	0.86	0.30
Return on average common equity	4.60	5.51	1.53	5.34	5.38	7.76	0.98
Non-GAAP core operating return on average common equity[1]	4.60	5.51	3.11	5.45	5.18	7.89	0.99
Yield on earning assets - tax equivalent[2]	4.14	4.08	4.37	4.77	5.04	5.14	4.05
Yield on securities - tax equivalent[2]	3.72	3.63	3.85	3.62	3.35	3.40	3.08
Yield on loans	4.62	4.60	4.89	5.34	5.52	5.64	4.36
Cost of interest-bearing deposits	1.01	0.96	1.12	1.71	2.21	2.30	1.14
Cost of funds	0.94	0.91	1.06	1.49	1.90	1.96	1.01
Cost of total deposits	0.91	0.87	0.99	1.44	1.89	1.96	0.96
Net interest margin - tax equivalent[2]	3.27	3.24	3.40	3.39	3.31	3.35	3.13
Non-interest expense to average assets	2.17	2.21	2.53	2.45	1.95	2.00	1.92
Efficiency ratio[3]	68.48	70.64	79.10	73.64	58.37	59.36	59.44
Non-GAAP core operating efficiency ratio FTE[1][3]	64.66	66.04	72.33	67.68	57.25	58.16	53.14
Non-interest-bearing deposits to total deposits	9.53	11.69	12.63	15.10	13.30	14.05	16.79
Loans to deposits	76.67	76.54	86.66	95.41	98.18	99.23	99.67
Credit Quality Ratios:							
Allowance for loans losses to total loans	1.56%	1.60%	1.30%	1.23%	1.48%	1.18%	1.70%
Non-performing assets to total assets	0.08	0.20	0.18	0.43	0.97	1.00	1.49
Non-performing loans to total loans	0.12	0.33	0.27	0.58	1.15	1.22	1.78
Allowance for loans losses to non-performing loans	1,336.38	493.14	481.68	212.30	128.54	97.12	95.18
Net charge-offs to average loans	0.04	0.11	0.44	0.07	0.31	0.21	0.84
Capital Ratios:							
Total stockholders' equity to total assets	10.16%	10.07%	9.70%	11.94%	12.20%	12.95%	11.22%
Common equity tier 1 capital ratio	8.50	9.78	8.62	11.75	12.20	12.91	11.95
Tier 1 risk-based capital ratio	10.70	11.38	9.70	12.53	12.22	12.93	11.97
Total risk-based capital ratio	11.82	12.51	10.65	13.51	13.43	13.90	13.23
Tier 1 leverage ratio	9.72	10.48	9.71	12.43	12.06	12.57	10.85

(1) Represents a non-GAAP financial measure. See Non-GAAP Reconciliation slides at the end of this presentation or press release for additional detail.
(2) Tax-exempt income is calculated on a tax equivalent basis. Tax-exempt income includes municipal securities, which is exempt from federal taxation. A tax rate of 21% is used for fiscal year 2018 and after and a tax rate of 35% is used for fiscal years 2017 and prior.
(3) Efficiency ratio is non-interest expense divided by the sum of net interest income and non-interest income.

25

QUARTERLY SELECTED FINANCIALS

CROSSFIRST BANKSHARES, INC.

CrossFirst Bankshares, Inc Quarterly Financials

As of or for the Three Months Ended

(Dollars thousands, except per share data)	9/30/19	12/31/19	3/31/20	6/30/20	9/30/20
Income Statement Data					
Interest income	$55,529	$55,180	$54,208	$51,254	$48,452
Interest expense	19,743	18,001	15,980	10,097	9,125
Net interest income	35,786	37,179	38,228	41,157	39,327
Provision for loan losses	4,850	19,350	13,950	21,000	10,875
Non-interest income	3,212	2,186	2,095	2,634	4,063
Non-interest expense	21,172	21,885	22,223	31,010	23,011
Income before taxes	12,976	(1,870)	4,150	(8,219)	9,504
Income tax expense (benefit)	2,592	(1,170)	293	(863)	1,498
Net income	10,384	(700)	3,857	(7,356)	8,006
Preferred stock dividends	0	0	0	0	0
Net income available to common stockholders	10,384	(700)	3,857	(7,356)	8,006
Non-GAAP core operating income[(1)]	10,384	(700)	3,857	41	8,006
Balance Sheet Data					
Cash and cash equivalents	$128,126	$187,320	$158,987	$194,371	$223,636
Securities	733,093	741,634	735,231	700,083	652,146
Gross loans (net of unearned income)	3,629,792	3,852,244	4,002,451	4,413,224	4,477,809
Allowance for loan losses	(42,995)	(56,896)	(51,458)	(71,185)	(76,035)
Goodwill and intangibles	7,720	7,694	7,669	247	227
Total assets	4,651,313	4,931,233	5,067,407	5,462,254	5,505,696
Non-interest bearing deposits	513,832	521,826	567,215	750,333	754,172
Total deposits	3,658,108	3,923,759	3,972,822	4,304,143	4,492,549
Borrowings and repurchase agreements	357,614	373,664	441,626	500,498	349,631
Trust preferred securities, net of fair value adj.	912	921	931	942	952
Preferred Stock	0	0	0	0	0
Stockholders' Equity	602,435	601,644	611,946	608,092	617,883
Tangible Stockholders' Equity[(1)]	594,715	593,950	604,277	607,845	617,656
Share and Per Share Data:					
Basic earnings per common share	$0.22	($0.01)	$0.07	$ (0.14)	$ 0.15
Dilutive earnings per common share	0.21	(0.01)	0.07	(0.14)	$ 0.15
Book value per common share	11.59	11.58	11.75	11.66	11.84
Tangible book value per common share[(1)]	$11.44	$11.43	$11.60	$11.65	$11.83
Wtd. avg. common shares out. - basic	48,351,553	51,952,712	52,071,484	52,104,994	52,136,286
Wtd. avg. common shares out. - diluted	49,164,549	52,748,312	52,660,270	52,493,177	52,560,126
Shares outstanding at end of period	51,969,203	51,969,203	52,098,062	52,167,573	52,195,778

(1) Represents a non-GAAP financial measure. See Non-GAAP Reconciliation slides at the end of this presentation for additional detail.

26

QUARTERLY SELECTED FINANCIALS

CROSSFIRST BANKSHARES, INC.

CrossFirst Bankshares, Inc Quarterly Financials

As of or for the Three Months Ended

	9/30/19	12/31/19	3/31/20	6/30/20	9/30/20
Selected Ratios:					
Return on average assets[1]	0.89%	(0.06%)	0.31%	(0.54%)	0.58%
Non-GAAP core operating return on average assets[1][2]	0.89	(0.06)	0.31	-	0.58%
Return on average common equity	7.58	(0.46)	2.53	(4.84)	5.19
Yield on earning assets	4.94	4.71	4.52	3.91	3.61
Yield on earning assets - tax equivalent[3]	5.00	4.76	4.57	3.96	3.66
Yield on securities	2.85	2.86	2.85	2.70	2.55
Yield on securities - tax equivalent[3]	3.19	3.22	3.21	3.07	2.93
Yield on loans	5.53	5.21	4.98	4.28	3.90
Costs of interest bearing liabilities	2.24	1.96	1.70	1.01	0.88
Cost of interest-bearing deposits	2.26	1.97	1.69	0.95	0.80
Cost of funds	1.94	1.71	1.49	0.85	0.75
Cost of Deposits	1.94	1.70	1.46	0.79	0.67
Cost of other borrowings	1.95	1.86	1.72	1.35	1.50
Net interest margin - tax equivalent[3]	3.24	3.23	3.24	3.19	2.98
Noninterest expense to average assets	1.82	1.81	1.80	2.21	1.67
Efficiency ratio[4]	54.29	55.60	55.11	70.81	53.03
Non-GAAP core operating efficiency ratio (FTE) [2][4]	53.43	54.66	54.18	53.09	52.23
Noninterest bearing deposits to total deposits	14.05	13.30	14.28	17.43	16.79
Loans to deposits	99.23	98.18	100.75	102.53	99.67
Credit Quality Ratios:					
Allowance for loans losses to total loans	1.18%	1.48%	1.29%	1.61%	1.70%
Nonperforming assets to total assets	1.00	0.97	0.59	0.74	1.49
Nonperforming loans to total loans	1.22	1.15	0.66	0.86	1.78
Allowance for loans losses to nonperforming loans	97.12	128.54	195.99	188.55	95.18
Net charge-offs to average loans[1]	0.53	0.58	2.00	0.12	0.54
Capital Ratios:					
Total stockholders' equity to total assets	12.95%	12.20%	12.08%	11.13%	11.22%
Common equity tier 1 capital ratio	12.91	12.20	12.08	11.99	11.95
Tier 1 risk-based capital ratio	12.93	12.22	12.10	12.01	11.97
Total risk-based capital ratio	13.90	13.43	13.17	13.27	13.23
Tier 1 leverage ratio	12.57	12.06	11.81	10.75	10.85

(1) Interim periods are annualized
(2) Represents a non-GAAP financial measure. See Non-GAAP Reconciliation slides at the end of this presentation for additional detail.
(3) Tax-exempt income is calculated on a tax equivalent basis. Tax-exempt income includes municipal securities, which is exempt from federal taxation. A tax rate of 21% is used for 2018, 2019 & 2020.
(4) Efficiency ratio is non-interest expense divided by the sum of net interest income and non-interest income

27

NON-GAAP RECONCILIATION

CROSSFIRST BANKSHARES, INC.

(Dollars in thousands)	As of or for the Year Ended December 31, 2015	2016	2017	2018	2019	As of or for the Nine Months Ended September 30, 2019	2020
Non-GAAP Core Operating Income:							
Net Income	$7,469	$10,311	$5,849	$19,590	$28,473	$29,173	$4,507
Add: restructuring charges	0	0	0	4,733	0	0	0
Less: Tax effect(1)	0	0	0	1,381	0	0	0
Restructuring charges, net of tax	0	0	0	3,352	0	0	0
Add: fixed asset impairments	0	0	1,903	171	424	424	0
Less: Tax effect(2)	0	0	737	44	109	109	0
Fixed asset impairments, net of tax	0	0	1,166	127	315	315	0
Add: Goodwill impairment(3)	0	0	0	0	0	0	7,397
Add: State tax credit(3)	0	0	0	(3,129)	(1,361)	(1,361)	0
Add: 2017 Tax Cut and Jobs Act(3)	0	0	2,701	0	0	0	0
Non-GAAP core operating income	$7,469	$10,311	$9,716	$19,940	$27,427	$28,127	$11,904
Non-GAAP Core Operating Return on Average Assets:							
Net Income	$7,469	$10,311	$5,849	$19,590	$28,473	$29,173	$4,507
Non-GAAP core operating income	7,469	10,311	9,716	19,940	27,427	28,127	11,904
Average Assets	1,410,447	1,839,563	2,452,797	3,494,655	4,499,764	4,395,356	5,302,970
GAAP return on average assets	0.53%	0.56%	0.24%	0.56%	0.63%	0.89%	0.11%
Non-GAAP core operating return on average assets	0.53%	0.56%	0.40%	0.57%	0.61%	0.86%	0.30%
Non-GAAP Core Operating Return on Average Equity:							
Net Income	$7,469	$10,311	$5,849	$19,590	$28,473	$29,173	$4,507
Non-GAAP core operating income	7,469	10,311	9,716	19,940	27,427	28,127	11,904
Less: Preferred stock dividends	2,066	2,100	2,100	2,100	175	175	0
Net Income available to common stockholders	5,403	8,211	3,749	17,490	28,298	28,998	4,507
Non-GAAP core operating income available to common stockholders	5,403	8,211	7,616	17,840	27,252	27,952	11,904
Average common equity	117,343	149,132	245,193	327,446	526,225	499,354	612,782
Tangible Assets	8,152	8,050	7,949	7,847	7,746	7,759	5,138
Average Tangible Equity	109,191	141,082	237,244	319,599	518,479	491,595	607,644
GAAP return on average common equity	4.60%	5.51%	1.53%	5.34%	5.38%	7.76%	0.98%
Non-GAAP core return on average tangible common equity	4.95%	5.82%	3.21%	5.58%	5.26%	7.60%	2.62%
Non-GAAP Core Operating Efficiency Ratio:							
Non-interest expense	$30,562	$40,587	$62,089	$85,755	$87,648	$65,763	$76,244
Less: goodwill impairment	0	0	0	4,733	0	0	7,397
Non-GAAP non-interest expense (numerator)	30,562	40,587	62,089	81,022	87,648	65,763	68,847
Net interest income	42,267	54,053	74,818	110,368	141,444	104,265	118,712
Tax-equivalent interest income	2,637	4,001	5,439	3,099	2,522	1,852	2,050
Non-interest income	2,365	3,407	3,679	6,083	8,715	6,529	8,792
Add: fixed asset impairments	0	0	1,903	171	424	424	0
Non-GAAP Operating revenue (denominator)	47,269	61,461	85,839	119,721	153,105	113,070	129,554
GAAP efficiency ratio	68.48%	70.64%	79.10%	73.64%	58.37%	59.36%	59.44%
Non-GAAP core operating efficiency ratio (FTE)	64.66%	66.04%	72.33%	67.68%	57.25%	58.16%	53.14%

(1) Represents the tax impact of the adjustments above at a tax rate of 25.73%, plus a permanent tax benefit associated with stock-based grants that were exercised prior to our former CEO's departure.
(2) Represents the tax impact of the adjustments above at a tax rate of 25.73% for fiscal years 2018 and after; 38.73% for fiscal years prior to 2018.
(3) No tax effect associated with the 2017 Tax Act adjustment or state tax credit or the goodwill impairment.

28

QUARTERLY NON-GAAP RECONCILIATION

CROSSFIRST BANKSHARES, INC.

(Dollars in thousands)	As of or for the Three Months Ended				
	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
Non-GAAP Core Operating Income:					
Net Income (loss)	$10,384	($700)	$3,857	($7,356)	$8,006
Add: restructuring charges	0	0	0	0	0
Less: Tax effect[1]	0	0	0	0	0
Restructuring charges, net of tax	0	0	0	0	0
Add: fixed asset impairments	0	0	0	0	0
Less: Tax effect[2]	0	0	0	0	0
Fixed asset impairments, net of tax	0	0	0	0	0
Add: Goodwill Impairment[3]	0	0	0	7,397	0
Add: State tax credit[3]	0	0	0	0	0
Add: 2017 Tax Cut and Jobs Act					
Non-GAAP core operating income	$10,384	($700)	$3,857	$41	$8,006
Non-GAAP Core Operating Return on Average Assets:					
Net Income	$10,384	($700)	$3,857	($7,356)	$8,006
Non-GAAP core operating income	10,384	(700)	3,857	41	8,006
Average Assets	4,610,958	4,809,579	4,975,531	5,441,513	5,486,252
GAAP return on average assets[4]	0.89%	(0.06%)	0.31%	(0.54%)	0.58%
Non-GAAP core operating return on average assets[4]	0.89%	(0.06%)	0.31%	0.00%	0.58%
Non-GAAP Core Operating Efficiency Ratio:					
Non-interest expense	$21,172	$21,885	$22,223	$31,010	$23,011
Less: Goodwill Impairment	$0	$0	$0	$7,397	$0
Less: restructuring charges	0	0	0	0	0
Non-GAAP non-interest expense (numerator)	21,172	21,885	22,223	23,613	23,011
Net interest income	35,786	37,179	38,228	41,157	39,327
Tax-equivalent interest income	624	670	695	685	669
Non-interest income	3,212	2,186	2,095	2,634	4,063
Add: fixed asset impairments	0	0	0	0	0
Non-GAAP operating revenue (denominator)	39,622	40,035	41,018	44,476	44,059
GAAP efficiency ratio	54.29%	55.60%	55.11%	70.81%	53.03%
Non-GAAP core operating efficiency ratio (FTE)	53.43%	54.66%	54.18%	53.09%	52.23%

(1) Represents the tax impact of the adjustments above at a tax rate of 25.73%, plus a permanent tax benefit associated with stock-based grants that were exercised prior to our former CEO's departure.
(2) Represents the tax impact of the adjustments above at a tax rate of 25.73%.
(3) No tax effect associated with the state tax credit or the goodwill impairment
(4) Interim periods are annualized.

29

NON-GAAP RECONCILIATIONS (CONT.)

CROSSFIRST BANKSHARES, INC.

(Dollars in thousands, except per share data)	As of or for the Year Ended December 31,					As of or for the Nine Months Ended September 30,	
	2015	2016	2017	2018	2019	2019	2020
Pre-Tax Pre-Provision Profit							
Income before Taxes	8,095	10,373	4,408	17,196	32,611	34,481	5,435
Provision for Credit loss	5,975	6,500	12,000	13,500	29,900	10,550	45,825
Pre-Tax Pre-Provision Profit	**14,070**	**16,873**	**16,408**	**30,696**	**62,511**	**45,031**	**51,260**
Average Assets	1,410,447	1,839,563	2,452,797	3,494,655	4,499,764	4,395,356	5,302,970
Pre-Tax Pre-Provision Return on Average Assets	**1.00%**	**0.92%**	**0.67%**	**0.88%**	**1.39%**	**1.37%**	**1.30%**
Tangible Stockholders' Equity:							
Stockholders' equity	$160,004	$214,837	$287,147	$490,336	$601,644	$602,435	$617,883
Less: goodwill and intangible assets	8,100	7,998	7,897	7,796	7,694	7,720	227
Less: preferred stock	30,000	30,000	30,000	30,000	0	0	0
Tangible Stockholders' Equity	$121,904	$176,839	$249,250	$452,540	$593,950	$594,715	$617,656
Shares outstanding at end of period	19,661,718	25,194,872	30,686,256	45,074,322	51,969,203	51,969,203	52,195,778
Book value per common share	$6.61	$7.34	$8.38	$10.21	$11.58	$11.59	$11.84
Tangible book value per common share	**$6.20**	**$7.02**	**$8.12**	**$10.04**	**$11.43**	**$11.44**	**$11.83**

(Dollars in thousands, except per share data)	As of or for the Three Months Ended				
	9/30/19	12/31/19	3/31/20	6/30/20	9/30/20
Pre-Tax Pre-Provision Profit					
Income (loss) before Taxes	12,976	(1,870)	4,150	(8,219)	9,504
Provision for Credit loss	4,850	19,350	13,950	21,000	10,875
Pre-Tax Pre-Provision Profit	**17,826**	**17,480**	**18,100**	**12,781**	**20,379**
Average Assets	4,610,958	4,809,579	4,975,531	5,441,513	5,486,252
Pre-Tax Pre-Provision Return on Average Assets	**1.53%**	**1.44%**	**1.46%**	**0.94%**	**1.48%**
Tangible Stockholders' Equity:					
Stockholders' equity	$602,435	$601,644	$611,946	$608,092	$617,883
Less: goodwill and intangible assets	7,720	7,694	7,669	247	227
Less: preferred stock	0	0	0	0	0
Tangible Stockholders' Equity	$594,715	$593,950	$604,277	$607,845	$617,656
Shares outstanding at end of period	51,969,203	51,969,203	52,098,062	52,167,573	52,195,778
Book value per common share	$11.59	$11.58	$11.75	$11.66	$11.84
Tangible book value per common share	**$11.44**	**$11.43**	**$11.60**	**$11.65**	**$11.83**

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